UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 5, 2008 (August 29, 2008)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2008, Warren Resources, Inc. (the “Company”) entered into a Rights Agreement dated as of August 29, 2008 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.  The Rights Agreement is incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-A Registration Statement filed with the S.E.C. on September 5, 2008. For a description of the material terms of the Rights Agreement and the rights to be issued pursuant thereto, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

Issuance of Rights for outstanding Common Stock.  Pursuant to the Rights Agreement, the Company declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, $0.0001 par value (the “Common Stock”), of the Company. The Board of Directors set the payment date for the distribution of the Rights as September 9, 2008, and the Rights shall be distributed to the Company’s shareholders of record on that date.  The description and terms of the Rights are set forth in the Rights Agreement.

Exercisability and Rights Entitling Holders to Purchase Preferred Stock.  At any time after a Distribution Date (as defined below), but prior to the expiration or redemption of the Rights, each Right may be exercised at the stated purchase price of $45 per share (the “Purchase Price”)(subject to adjustment) for one one-thousandth of a share of the Company’s newly created Series B Junior Participating Preferred Stock (the “Preferred Stock”); provided, however, that the Rights (in accordance with the terms of the Rights Agreement and in lieu of being exercised for Preferred Stock) shall entitle the holder of the Right, upon exercise,  to receive a certain number of Common Stock, as described below.

Exercisability in case of ownership of 20% or more of outstanding Common Stock. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise (for $45 per share) that number of shares of the Common Stock having a market value of $90, or two times the exercise price of the Right.

Exercisability in case of merger or other business combination. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power is sold after the Distribution Date, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction would have an aggregate market value of two times the exercise price of the Right.

Exchange of the Rights for Common Stock. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange each outstanding Right (other than Rights owned by such person or group which will have become void) in whole or in part, for one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a Preferred Share), subject to adjustment.

Issuance of Rights for common shares issued in the future. Following the Record Date and prior to a Distribution Date (as hereinafter defined), and prior to the expiration or redemption of the Rights, the Company will issue one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) (i) for each new share of Common Stock issued or transferred by the Company after the Record Date and (ii) for each new share of Common Stock issued pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of securities issued by the Company after the effective date of the Rights Agreement.  In any other case after a Distribution Date, the Company may issue Rights when it issues capital stock if the Board of Directors deems it to be necessary or appropriate but shall be under no obligation to do so.

Rights Initially Not Exercisable. The Rights are not exercisable until a Distribution Date.  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Separation and Distribution of Rights. The Rights will be evidenced by the certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate right certificates until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that an Acquiring Person (as defined below) acquired a Combined Ownership (as defined below) of 20% or more of the outstanding shares of the Common Stock (the “Shares Acquisition Date”) or (ii) the later of (A) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date that a tender or exchange offer or intention to commence a tender or exchange offer by any person is first published, announced, sent or given within the meaning of Rule 14d-4(A) under the Securities Exchange Act of 1934, as amended, the consummation of which would result in any person having Combined Ownership of 20% or more of the outstanding shares of the Common Stock, or (B) if such a tender or exchange offer has been published, announced, sent or given before the date of the Rights Agreement, then the close of business on the tenth business day after the date the Rights Agreement was entered into (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person); (the earlier of such dates referred to in (i) and (ii), which date may include any such date that is after the date of the Rights Agreement but prior to the issuance of the Rights, being called the “Distribution Date”).

The term “Acquiring Person” shall mean a person or group of affiliated or associated persons, whose Combined Ownership (as such term is hereinafter defined) of Common Stock of the Company equals 20% or more of the Common Stock of the Company then outstanding, subject to certain limitations as set forth in the Rights Agreement.

The term “Combined Ownership” shall mean the sum of a person’s beneficial ownership and the person’s derivative equity interest (including non-voting economic interests) in Common Stock of the Company.

The Rights Agreement provides that, until a Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until a Distribution Date (or earlier redemption or expiration of the Rights), new

Common Stock certificates issued after September 9, 2008, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until a Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following a Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, other than an Acquiring Person or any affiliate or associate of an Acquiring Person, and such separate Right Certificates alone will evidence the Rights.

Dividend, Liquidation and Redemption Rights of the Preferred Stock. Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock.

Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock. The Rights are protected by customary anti-dilution provisions.

Anti-dilution Adjustments; Fractional Shares. The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution, including: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations as of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Expiration. The Rights will expire on August 31, 2011 (the “Final Expiration Date”) unless the Final Expiration Date is extended or unless earlier redeemed or exchanged by the Company.

Redemption of the Rights. At any time prior to the earlier of (i) such time as any person or group becomes an Acquiring Person and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”).

Immediately upon the action of the Board of Directors of the Company electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.

Periodic Review. At least once annually during the term of the Rights Agreement, a committee comprised of independent directors of the Company (the “Stockholder Rights Plan Committee”) will review the Rights Agreement to determine whether the Rights Agreement remains in the interests of the Company and its stockholders. Following each such review, the Stockholder Rights Plan Committee will report its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

A copy of the Rights Agreement is attached as Exhibit 4.1 to the Company’s Form 8-A Registration Statement filed on September 5, 2008 and incorporated herein by reference. The foregoing description does not purport to be a complete description of all the terms of the Rights Agreement, Rights and the Preferred Stock. Please refer to the Rights Agreement and the Articles Supplementary of Junior Participating Preferred Stock, Series B, attached as Exhibit A to the Rights Agreement, for a complete description of the Rights and the Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, dated as of August 29, 2008 (incorporated herein by reference to the Company’s Form 8-A filed on September 5, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2008

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Rights Agreement, dated as of August 29, 2008 (incorporated herein by reference to the Company’s Form 8-A filed on September 5, 2008)